SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 13, 2005

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625

(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive
Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 541-4191

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On May 13, 2005, Cepheid entered into a facility lease agreement with Teachers Insurance & Annuity Association of America, Inc. (the “Landlord”) pursuant to which Cepheid is to lease an aggregate of 15,896 square feet in Bothell, Washington (the “Lease”). The term of the Lease will begin on or around September 1, 2005 (the “Commencement Date”) and will end on the last day of the 72nd month following the Commencement Date, unless earlier terminated. The base rent for the premises (not including Cepheid’s pro rata share of any taxes or other expenses due under the Lease) is as follows, subject to the terms of the Lease:

	Annual Rate Per
Period	Square Foot	Monthly Base Rent
Commencement Date to Month 12	$14.00	$18,545

Month 13 to Month 24	$14.75	$19,539

Month 25 to Month 36	$15.50	$20,532

Month 37 to Month 48	$16.25	$21,526

Month 49 to Month 60	$17.00	$22,519

Month 61 to Month 72	$17.75	$23,513

     The Lease provides for the payment of $30,835 as a security deposit. If there is any default by Cepheid pursuant to the Lease, such security deposit may be used by the Landlord, subject to the terms of the Lease, to cure such default or to compensate the Landlord for any damages sustained by the Landlord resulting from Cepheid’s default. If Cepheid complies with all provisions of the Lease, the security deposit will be returned to Cepheid. A copy of the Lease is filed herewith as Exhibit 99.01.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Exhibit Title
99.01	Facility lease agreement between Cepheid and Teachers Insurance & Annuity Association of America, Inc. dated May 13, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid

Date: May 16, 2005	By:	/s/ John L. Bishop

Name: John L. Bishop
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.01	Facility lease agreement between Cepheid and Teachers Insurance & Annuity Association of America, Inc. dated May 13, 2005